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                                                                                                EXHIBIT 19.1
                                       STATEMENT TO CERTIFICATEHOLDERS
                                    NATIONSCREDIT GRANTOR TRUST 1997 - 1

        Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit
       Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
        and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                         Nov-2002
Collection Period                                                                                1-Nov-2002
Determination Date                                                                              11-Dec-2002
Deposit Date                                                                                    13-Dec-2002
Distribution Date                                                                               16-Dec-2002

POOL BALANCE
            Pool Balance on the close of the last day of the Collection Period (Record Date)  28,652,500.12
            Pool Factor                                                                          15.7620875%
            Ending Certificate Balance (per $1,000 certificate)                                         158
            Liquidation Proceeds                                                                     43,359
            Purchase Amounts                                                                              -

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
            Interest Payments:
            Monthly Interest Payment                                                                  0.911
            Carry-Over Monthly Interest Payment                                                           -
                                                                                              --------------

            TOTAL INTEREST PAYMENT                                                                    0.911
                                                                                              ==============

            Principal Payments:
            Monthly Marine Principal Payment                                                          4.341
            Carry-Over Monthly Marine Principal Payment                                                   -
                                                                                              --------------

            TOTAL PRINCIPAL PAYMENT                                                                   4.341
                                                                                              ==============

            Servicing Fee:
            Servicing Fee                                                                             0.101
            Carry-Over Monthly Servicing Fee                                                              -
                                                                                              --------------

            TOTAL MARINE SERVICING FEE                                                                0.101
                                                                                              ==============
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                                                MONTHLY SERVICERS CERTIFICATE
                                            NATIONSCREDIT GRANTOR TRUST 1997 - 1

                Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit
               Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
                and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                                        Nov-2002
Collection Period                                                                                                1-Nov-2002
Determination Date                                                                                              11-Dec-2002
Deposit Date                                                                                                    13-Dec-2002
Distribution Date                                                                                               16-Dec-2002

POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period                        29,441,698.43
          Principal Collections                                                                                  697,972.76
          Purchase Amounts Allocable to Principal                                                                         -
          Defaulted Receivables                                                                                   91,225.55
          Pool Balance on the close of the last day of the Collection Period                                  28,652,500.12

          Original Pool Balance                                                                              181,781,125.63

          Pool Factor                                                                                              15.76209%

          Preference Amounts                                                                                              -

          Certificate Pass-Through Rate                                                                                6.75%
          Servicing Fee Rate                                                                                           0.75%

AVAILABLE FUNDS
          Collections allocable to interest                                                                      236,675.65
          Purchase Amounts allocable to interest                                                                          -
          Liquidation Proceeds                                                                                    43,359.44
          Collections allocable to principal                                                                     697,972.76
          Purchase Amounts allocable to principal                                                                         -
          Other Available Funds - Interest on Collection or Certificate Account                                           -
                                                                                                             ---------------

          TOTAL AVAILABLE FUNDS                                                                                  978,007.85
                                                                                                             ===============

INTEREST PAYMENT
          Monthly Interest Payment                                                                               165,609.55
          Carry-Over Monthly Interest                                                                                     -
                                                                                                             ---------------

          TOTAL                                                                                                  165,609.55
                                                                                                             ===============

PRINCIPAL PAYMENT
          Monthly Principal Payment                                                                              789,198.31
          Carry-Over Monthly Principal                                                                                    -
                                                                                                             ---------------

          TOTAL                                                                                                  789,198.31
                                                                                                             ===============

SERVICING FEE
          Servicing Fee                                                                                           18,401.06
          Carry-Over Monthly Servicing Fee                                                                                -
                                                                                                             ---------------

          TOTAL                                                                                                   18,401.06
                                                                                                             ===============

DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds                                                                                        978,007.85
          Reserve Account Withdrawal Amount                                                                               -
          Surety Drawing Amount                                                                                           -
                                                                                                             ---------------

          TOTAL DEPOSIT TO THE CERTIFICATE ACCOUNT                                                               978,007.85
                                                                                                             ===============

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Monthly Interest Payment and any Carry-Over Monthly Interest                                           165,609.55
          Monthly Principal Payment and any Carry-Over Monthly Principal                                         789,198.31
          Servicing Fee and any Carry-Over Servicing Fee                                                          18,401.06
          Distributions to the Surety Bond Provider                                                                2,944.17
          Distributions to the Reserve Account                                                                            -
          Distributions to the Seller                                                                              1,854.76

          Carry-Over Monthly Interest to the next Distribution Date                                                       -
          Carry-Over Monthly Principal to the next Distributions Date                                                     -
          Carry-Over Servicing Fee to the next Distribution Date                                                          -

RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period                             3,635,622.51
          Earnings from investments on the Reserve Account                                                         4,134.89
          Reserve Account Withdrawal Amount                                                                               -
          Deposits to the Reserve Account                                                                                 -
                                                                                                             ---------------

          Reserve Account Balance                                                                              3,639,757.40
                                                                                                             ===============

          Distributions of any excess amounts on deposit in the Reserve Account                                    4,134.89
                                                                                                             ---------------

          Ending Reserve Account Balance                                                                       3,635,622.51
                                                                                                             ===============

          Reserve Account Balance as a % of the Pool Balance                                                          12.69%
          Specified Reserve Account Requirement                                                                3,635,622.51
          Amount needed to fully fund Reserve Account                                                                     -

SURETY BOND
          Outstanding Reimbursement Obligations at the end of the preceeding Collection Period                         0.00
          Preference Amounts                                                                                              -
          Surety Drawing Amount                                                                                           -
          Surety Bond Fee                                                                                          2,944.17
          Interest on Outstanding Reimbursement Obligations at the end of the preceeding Collection Period             0.00
          Amounts due to Surety Bond Provider                                                                      2,944.17
          Distributions to the Surety Bond Provider                                                                2,944.17
          Remaining Reimbursement Obligations Owed to the Surety Bond Provider                                         0.00

NET CREDIT LOSS RATIO
          Net Credit Losses                                                                                       47,866.11
          For the Current Collection Period                                                                            1.98%
          For the preceding Collection Period                                                                          1.09%
          For the second preceding Collection Period                                                                   4.21%
          Average Net Credit Loss Ratio                                                                                2.43%

DELINQUENCY ANALYSIS
          Number of Loans
               30 to 59 days past due                                                                                   128
               60 to 89 days past due                                                                                    41
               90 or more days past due                                                                                  28
                                                                                                             ---------------

                          TOTAL                                                                                         197
                                                                                                             ===============

          Principal Balance
               30 to 59 days past due                                                                          1,186,022.30
               60 to 89 days past due                                                                            370,705.03
               90 or more days past due                                                                          196,312.95
                                                                                                             ---------------

                          TOTAL                                                                                1,753,040.28
                                                                                                             ===============

          Delinquency Ratio
          For the current Collection Period                                                                            6.12%
          For the preceding Collection Period                                                                          4.99%
          For the second preceding Collection Period                                                                   4.79%
          Average Delinquency Ratio                                                                                    5.30%

REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession Occurred in the Current Month                           55,232.06
          Number of Contracts where Repossession Occurred in the Current Month                                            4

WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                                     10.68%
          Weighted Average Original Term (months)                                                                    122.00
          Weighted Average Remaining Term (months)                                                                    67.70
          Number of OutStanding Accounts - End pf Period                                                              4,195

CASH SETTLEMENT FOR THE TRUSTEE
         Available Funds due from the Collection Account to Certificate Account                                  978,007.85
         Servicing Fee                                                                                            18,401.06
         Interest allocable to the Seller's Certificate                                                                0.11
         Principal amount allocable to the Seller's Certificate                                                        0.55
         Wire Funds to the Surety Bond Provider                                                                    2,944.17
         Net Deposit From Collection Account to the Certificate Account                                          956,661.96
         Reserve Account deposit to Certificate Account                                                                   -
         Surety Bond deposit to Certificate Account                                                                       -
         Total Deposit to the Certificate Account                                                                956,661.96
         Wire Funds to the Certificateholders - Interest Amounts                                                 165,609.44
         Wire Funds to the Certificateholders - Principal Amounts                                                789,197.76
         Deposit Funds into the Reserve Account                                                                           -
         Wire Funds to NationsCredit                                                                               1,854.76

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Approved  by:   /s/  JOYCE  MCLEOD
                ------------------
                     Joyce  McLeod
                     Vice  President



                                          [NATIONSCREDIT GRANTOR TRUST LETTERHEAD]
                                          ----------------------------------------

DECEMBER  16,  2002

BY  EDGAR

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:   NationsCredit  Grantor  Trust  1997  -  1

Ladies  and  Gentlemen:

On  behalf  of  NationsCredit  Grantor  Trust  1997  -  1  (the  "Trust")  filed  herewith  via
EDGAR  is  the  Trust's  Current  Report  on  Form  8-K.

Should  you  have  any  questions  with  regard  to  the  filing,  please  call  the  undersigned at  (704)  387-3780.

Very  truly  yours,

/s/  JOYCE  MCLEOD
------------------
     Joyce  McLeod
     Vice  President
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